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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                      P.A.M. TRANSPORTATION SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     4) Date Filed:

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CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A
CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                      P.A.M. TRANSPORTATION SERVICES, INC.
                        297 WEST HENRI DETONTI BOULEVARD
                           TONTITOWN, ARKANSAS 72770

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

To our Stockholders:

     The 2004 Annual Meeting of Stockholders of P.A.M. Transportation Services, Inc., a Delaware corporation, will be held at Ford Field, 2000 Brush Street, Detroit, Michigan 48226, on Thursday, May 20, 2004 at 9:00 a.m. local time, for the following purposes:

          (1) To elect eight directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified; and

          (2) To conduct such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

     Only stockholders of record as of the close of business on April 1, 2004 will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

                                          By Order of the Board of Directors

                                          /s/ Robert W. Weaver

                                          ROBERT W. WEAVER
                                          President and Chief Executive Officer

April 20, 2004

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED WITHIN THE UNITED STATES.

                      P.A.M. TRANSPORTATION SERVICES, INC.

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 20, 2004

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This proxy statement and form of proxy, which are first being mailed to stockholders on or about April 20, 2004, are furnished in connection with the solicitation of proxies on behalf of our Board of Directors, for use at our annual meeting of stockholders to be held at Ford Field, 2000 Brush Street, Detroit, Michigan 48226, on Thursday, May 20, 2004, at 9:00 a.m., local time, and at any or all adjournments or postponements of the meeting. The address of our principal executive offices is 297 West Henri DeTonti Boulevard, Tontitown, Arkansas 72770 and our telephone number is (479) 361-9111.

     We are paying the costs of this solicitation. In addition to the mails, proxies may be solicited by our officers and regular employees, without remuneration, in person or by telephone, email or facsimile. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them for forwarding the material.

     Any proxy given pursuant to this solicitation may be revoked by any stockholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of PTSI an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies that are returned properly executed and not revoked will be voted in accordance with the stockholder's directions specified in the proxy. Where no direction is specified, proxies will be voted FOR the approval of the election of each of the nominees for director listed in this proxy statement. Abstentions and broker non-votes will not be counted as votes either in favor of or against the election of any nominee.

     Only stockholders of record at the close of business on the record date of April 1, 2004 will be entitled to notice of and to vote at the annual meeting and any adjournments or postponements of the annual meeting. As of April 1, 2004, there were 11,296,207 shares of our common stock outstanding. Each share of common stock issued and outstanding on the record date is entitled to one vote.

                             ELECTION OF DIRECTORS

     Members of the Board of Directors of the company are elected annually to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Directors are elected by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Our Bylaws provide that the number of members of the Board of Directors shall be established from time to time by our stockholders. The number of members of the Board is presently set by the stockholders at eight.

     The following eight individuals have been nominated by the Board of Directors for re-election to the Board of Directors:

     Frederick P. Calderone, age 53, has served as a Vice President of CenTra, Inc. for the past 15 years. CenTra is a transportation holding company headquartered in Warren, Michigan. Prior to joining CenTra, Mr. Calderone was a partner with Deloitte, Haskins, & Sells, Certified Public Accountants (now Deloitte & Touche LLP). Mr. Calderone is a certified public accountant and an attorney. Mr. Calderone has served as a director of PTSI since May 1998.

     Frank L. Conner, age 54, has served as Executive Vice President, Finance and Accounting and Chief Financial Officer of FedEx Freight East (formerly American Freightways, Inc.) since February 2001. Mr. Conner previously served as a Director of American Freightways from 1989 to February 2001 and held various positions with American Freightways, including serving as Executive Vice President-Finance and Accounting and Chief Financial Officer from November 1995 to February 2001. Mr. Conner previously served thirteen years with McKesson Service Merchandise in various positions including General Manager and Chief Financial Officer. Mr. Conner served seven years in public accounting with Peat, Marwick & Mitchell prior to joining McKesson. Mr. Conner has served as a director of PTSI since July 2002. Since September 2003, Mr. Conner has also been a member of the Board of Directors of First Federal Bancshares of Arkansas, Inc.

     Thomas H. Cooke, age 69, was employed by Ford Motor Company for 33 years and has been retired since 1996. While at Ford, he served in various managerial capacities, primarily finance and controller executive positions responsible for financial analysis, financial controls, business plans, budget development, accounting, and auditing in Ford's Product Development Group, several manufacturing divisions, an overseas affiliate, and Finance Staff. During his last three years at Ford, Mr. Cooke served as Global Manager of Customs Compliance and Analysis in the Transportation and Logistics Office. He holds an MBA in Finance from the University of California at Berkeley. Mr. Cooke has served as a director of PTSI since July 2002.

     Manuel J. ("Matty") Moroun, 76, is the President and Chief Executive Officer of CenTra, Inc., a transportation holding company headquartered in Warren, Michigan. Mr. Moroun has been a principal stockholder and officer of CenTra and its predecessor companies since 1954, and its Chief Executive Officer since 1970. CenTra is one of the largest privately held transportation holding companies in the United States. Mr. Moroun has served as a director of PTSI since May 2002. Mr. Moroun is the father of Matthew T. Moroun, a director of PTSI who has been nominated for re-election at the annual meeting.

     Matthew T. Moroun, age 31, has served as Vice Chairman and as a director of CenTra, Inc., a transportation holding company based in Warren, Michigan, since 1993. Beginning in 1994 and up to 1996, Mr. Moroun served as a director and manager of Liberty Bell Agency, an insurance claims adjustment company. In 1995 Mr. Moroun became and remains the Chairman of the Board of Durarock Reinsurance, Ltd., a reinsurance company. Since 1996, Mr. Moroun has also served as Chairman of Oakland Financial Corporation and subsidiaries, an insurance holding company based in Sterling Heights, Michigan. Mr. Moroun has served as a director of PTSI since May 1992. Mr. Moroun is the son of Manuel J. Moroun, a director of PTSI who has been nominated for reelection at the annual meeting.

     Daniel C. Sullivan, age 63, has been a practicing attorney, specializing in transportation law for more than 35 years. Mr. Sullivan has been a principal with the firm of Sullivan, Hincks & Conway, or its predecessor, presently located in Oak Brook, Illinois, since 1972. Mr. Sullivan has served as a director of PTSI since June 1986.

     Robert W. Weaver, age 54, is one of our co-founders. He has over 20 years of experience with our company and has served as our President and Chief Executive Officer since 1990. Mr. Weaver has served as a director of PTSI since 1990.

     Charles F. Wilkins, age 65, retired in January 1995 after 34 years of employment with Ford Motor Company, and since January 1995 has been self-employed as a logistics consultant. He served in various positions with Ford Motor Company in transportation management, including three years of service as Traffic Manager in Europe. Mr. Wilkins retired from the position of Director, Transportation and Traffic Office, in which he had served since 1990. Mr. Wilkins has been a member of the National Motor Carrier Advisory Committee of the Federal Highway Administration and was previously active in the National Industrial Transportation League as Chairman of the Audit Committee and Third Vice Chairman. Mr. Wilkins is currently an associate member of the American Society of Transportation and Logistics and a member of the Council of Logistics Management. Mr. Wilkins has served as a director of PTSI since June 1995.

     Proxies received will be voted for the director nominees named above, unless authority to do so is withheld. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the Board of Directors. We are not aware of any current circumstances which would render any nominee named above unable to serve if elected.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

INDEPENDENCE OF DIRECTORS

     Rules of the Nasdaq Stock Market require that a majority of the Board of Directors be independent directors, as defined in Nasdaq Rule 4200(a)(15). In March of 2004, we reviewed the independence of our directors. During this review, the Board of Directors considered transactions and relationships between each director or any member of his or her family, and PTSI and its subsidiaries. As a result of this review, the Board of Directors has determined that each of the directors, including those nominated for election at the annual meeting, are independent under Nasdaq Rule 4200(a)(15), except Mr. Weaver who is not considered independent because of his employment as an executive officer of PTSI.

COMMUNICATIONS WITH DIRECTORS AND ATTENDANCE AT ANNUAL MEETINGS

     Stockholders may communicate directly with the Board of Directors as a group, by writing to the Board of Directors, care of the Secretary of PTSI, 297 West Henri DeTonti Boulevard, Tontitown, Arkansas 72770. The Secretary will review all of the correspondence and regularly forward to the Board of Directors a summary of the correspondence, and copies of all of the correspondence that, in his opinion, deals with the functions of the Board of Directors or any of its committees or that the Secretary otherwise determines requires the attention of the Board of Directors. Directors may at any time review a log of all of the correspondence that is addressed to the Board of Directors, and request copies of any and all of the correspondence.

     The Board of Directors has a policy of encouraging members of the Board of Directors to attend the annual meetings of the stockholders. Seven of our eight directors attended last year's annual meeting.

COMMITTEES OF THE BOARD AND MEETINGS

     Our Board of Directors has the following standing committees:

     Audit Committee. The members of the Audit Committee consist of Thomas H. Cooke (committee chairman), Frank L. Conner, Daniel C. Sullivan and Charles F. Wilkins. The functions of the Audit Committee are described below under the heading "Audit Committee Report." The Board of Directors has determined that Mr. Conner and Mr. Cooke, who are members of the Audit Committee, are each qualified as an audit committee financial expert as that term is defined in the rules of the Securities and Exchange Commission. Mr. Conner and Mr. Cooke are independent, as independence for audit committee members is defined in the listing standards of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. The Audit Committee held five meetings during 2003.

     Compensation and Stock Option Committee. The Compensation and Stock Option Committee consists of Daniel C. Sullivan (committee chairman), Frederick P. Calderone, Matthew T. Moroun and Charles F. Wilkins. Each member of the Compensation and Stock Option Committee is independent, as independence for compensation committee members is defined in the listing standards of the Nasdaq Stock Market. The Compensation and Stock Option Committee reviews and makes recommendations to the Board of Directors with respect to compensation of our executive officers and assists the Board of Directors in the administration of our stock option and incentive compensation plans. The Compensation and Stock Option Committee held one meeting during 2003.

     Executive Committee. The Executive Committee is composed of Matthew T. Moroun and Robert W. Weaver. It exercises the authority of the Board of Directors in accordance with our Bylaws between regular meetings of the Board. The Executive Committee did not meet during 2003.

     The Board of Directors does not have a nominating committee that nominates candidates for election to the Board of Directors. That function is performed by the Board of Directors. Each member of the Board participates in the consideration of director nominees. The Board of Directors believes that it can adequately fulfill the functions of a nominating committee without having to appoint an additional committee to perform that function. The Board of Directors believes that not having a separate nominating committee saves the administrative expense that would be incurred in maintaining such a committee, and saves time for directors who would serve on a nominating committee if it were established. As there is no nominating committee, we do not have a nominating committee charter.

     At least a majority of our independent directors participate in the initial consideration of director nominees. These directors are independent, as independence for nominating committee members is defined in the listing standards of the Nasdaq Stock Market. After these independent directors discuss and evaluate potential nominees, they recommend director nominees to the full Board of Directors for selection.

     The Board of Directors will consider as potential nominees persons recommended by stockholders. Recommendations should be submitted to the Board of Directors in care of our Secretary, Larry J. Goddard, at our principal executive office, 297 West Henri DeTonti Boulevard, Tontitown, Arkansas 72770. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected.

     The Board of Directors has used an informal process to identify potential candidates for nomination as directors. Candidates for nomination have been recommended by an executive officer or director, and considered by the Board of Directors. Generally, candidates have been known to one or more of the Board members. The Board of Directors has not adopted specific minimum qualifications that it believes must be met by a person it recommends for nomination as a director. In evaluating candidates for nomination, the Board of Directors will consider the factors it believes to be appropriate, which would generally include the candidate's independence, personal and professional integrity, business judgment, relevant experience and skills, including those related to transportation services, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the long-term interests of our stockholders. Although the Board of Directors has the authority to retain a search firm to assist it in identifying director candidates, there has to date been no need to employ a search firm. The Board of Directors does not evaluate potential nominees for director differently based on whether they are recommended to the Board of Directors by a stockholder.

     During 2003, the Board of Directors held five meetings. Each director attended at least 75% of the aggregate of all meetings held by the Board of Directors and by committees of the Board on which the director served during 2003, except Mr. Manuel Moroun, who attended 60% of the meetings.

AUDIT COMMITTEE REPORT

     Each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. The Audit Committee's primary purpose is to assist the Board of Directors in overseeing:

     - the accounting and financial reporting process;

     - audits of financial statements; and

     - internal control and audit functions.

     In carrying out its responsibilities, the Audit Committee supervises the relationship between us and our independent auditors, including having direct responsibility for their appointment, compensation and retention, reviewing the scope of their audit services, and approving audit and permissible non-audit services. The Audit Committee reviews and discusses the annual and quarterly financial statements, and reviews the activities of our internal audit function.

     The Board of Directors has adopted a charter for the Audit Committee. A copy of the charter is set forth in Appendix A to this proxy statement.

     Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for the year ended December 31, 2003 with management, including a discussion of the quality and the acceptability of our financial reporting and controls.

     The Audit Committee reviewed with the independent auditors, Deloitte & Touche LLP ("Deloitte & Touche"), who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of our financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has discussed with Deloitte & Touche the auditors' independence from management and us, including the matters in the auditors' written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the auditors' independence.

     The Audit Committee also discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets periodically with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee also evaluated and reappointed our independent auditors for 2004.

                                          Audit Committee

                                          Frank L. Conner
                                          Thomas H. Cooke
                                          Daniel C. Sullivan
                                          Charles F. Wilkins

     The information in the Audit Committee Report shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate these paragraphs by reference.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of our outstanding common stock to file with the Securities and Exchange Commission reports of changes in ownership of our common stock held by such persons. Executive officers, directors and greater than 10% stockholders are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the year ended December 31, 2003, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid to or accrued on behalf of each of the named executive officers for the years ended December 31, 2003, 2002 and 2001.

SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                              ANNUAL COMPENSATION    COMPENSATION
                                             ---------------------   ------------
                                                                      SECURITIES
                                                                      UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR    SALARY       BONUS      OPTIONS(#)      COMPENSATION(1)
---------------------------           ----   --------     --------   ------------     ---------------
Robert W. Weaver....................  2003   $422,500     $ 29,117           0            $3,000
  President and Chief Executive       2002    407,500      182,310     120,000                 0
  Officer, Director                   2001    387,500      131,810           0                 0
W. Clif Lawson......................  2003    229,000       15,845           0             2,600
  Executive Vice President and        2002    219,000       98,413      90,000             2,600
  Chief Operating Officer             2001    204,000       68,930           0             2,550
Larry J. Goddard....................  2003    185,000       13,204           0             2,787
  Vice President of Finance,          2002    175,000       81,278      90,000             2,636
  Chief Financial Officer, Secretary  2001    162,500       57,667           0             2,450
  and Treasurer

---------------

(1) Represents amounts contributed by PTSI pursuant to its 401(k) Plan.

EMPLOYMENT AGREEMENTS

     We entered into a three-year employment contract with Mr. Weaver that became effective July 1, 2002 upon the expiration of the term of his prior employment agreement. We also entered into employment agreements with W. Clif Lawson, our Executive Vice President and Chief Operating Officer, and Larry J. Goddard, our Vice President of Finance, Chief Financial Officer, Secretary and Treasurer with terms that commenced January 1, 2002 and end on June 30, 2004 and December 31, 2004, respectively. Under these employment agreements, each of the executives receives a minimum annual base salary that increases throughout the term of his respective agreement. Mr. Weaver's base salary ranges from $415,000 to $445,000, Mr. Lawson's base salary ranges from $214,000 to $234,000, and Mr. Goddard's base salary ranges from $175,000 to $195,000. The base salaries may be increased at any time in the sole discretion of the Board of Directors, and the executives are also entitled to receive discretionary bonuses from time to time as may be determined by the Board. Each agreement provides that if the executive is terminated due to medical disability, he will continue to receive his then current base salary for a period of twelve months, and if the executive is terminated without cause, he will be entitled to receive all compensation due under the respective agreement for the remainder of the term of the agreement. Each agreement contains a three-year confidentiality provision and a one-year non-competition provision. Each agreement may be extended at the company's option for an additional one-year period. If the option is exercised, Messrs. Weaver, Lawson and Goddard will be entitled to annual base salaries during the extension period of $460,000, $244,000 and $205,000, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2003, Messrs. Calderone, Matthew Moroun, Sullivan and Wilkins served as members of the Compensation and Stock Option Committee. Mr. Matthew Moroun, a member of the Compensation and Stock Option Committee and the Executive Committee of the Board of Directors, and our largest stockholder, is the controlling stockholder, Vice Chairman and a director of CenTra, Inc., a transportation holding company based in Warren, Michigan. During 2003, certain subsidiaries of CenTra paid us a total of $107,283 for transporting freight and $24,928 in parts and labor for work performed in our maintenance facilities. We also made payments to certain subsidiaries of CenTra during 2003 in the aggregate amount of $484,790. These payments related to property leases ($217,635), insurance premiums ($263,955), and other miscellaneous services or expenses ($3,200); and are more fully described in the paragraphs below.

     Payments were made to Crown Enterprises, Inc. in the amount of $213,534 for real estate leases. Properties leased from Crown Enterprises, Inc. include office and maintenance facilities in Oklahoma City, Oklahoma and Effingham, Illinois and trailer drop yards in eleven states. The leases are generally month to month leases with automatic monthly renewal provisions.

     Property is also leased from Lakeshore Properties that is used for trailer drop yards. Payments were made to Lakeshore Properties in the amount of $4,100 during 2003 and represent lease payments made in accordance with lease agreements that contain automatic monthly renewal provisions.

     During 2003 payments were made to Cherokee Insurance Company ($30,826) and Liberty Bell Agency ($168,764). The payments were for insurance premiums paid pursuant to agreements to provide non-trucking liability coverage (Cherokee Insurance Company) and physical damage insurance coverage (Liberty Bell Agency) for a group of our independent contractors. Both the Cherokee Insurance Company and the Liberty Bell Agency agreements are made directly with the independent contractors. The company acts only as a sponsor for the programs. The full amount of payments to Cherokee Insurance Company and Liberty Bell Agency were recouped from the independent contractors.

     We have auto liability coverage with AIG Insurance Company. We retained Liberty Bell Agency as our third party claims administrator. The TPA agreement commenced on October 1, 2001, and has been renewed through August 31, 2004. The auto liability insurance policy has a $2,500 per claim deductible. Liberty Bell Agency adjusts the claims and pays the claimants the amounts of the settlements. Liberty Bell Agency invoices us for the claims which fall within the $2,500 deductible. We paid Liberty Bell Agency a total of $64,365 for claims paid by Liberty Bell Agency under the deductible.

     We paid Central Transport International, Inc. $3,200 during 2003 for transportation services. Transportation services are provided on an as needed basis and are negotiated in the regular course of our transportation business.

     We believe that each of the above transactions was entered into on terms as favorable to us as could have been obtained from unaffiliated third parties at the time such transactions were negotiated. We expect to continue transactions with subsidiaries of CenTra in 2004 that are similar to those described above.

OPTION GRANTS IN 2003

     No options were granted to any of our executive officers named in the Summary Compensation Table during the year ended December 31, 2003.

AGGREGATED STOCK OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES

     The following table provides information on the exercise of stock options during the year ended December 31, 2003 by the named executive officers and the value of unexercised options at December 31, 2003:

                                                           NUMBER OF SHARES
                                SHARES                  UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-THE-
                              ACQUIRED ON    VALUE        OPTIONS AT 12/31/03       MONEY OPTIONS AT 12/31/03
NAME                           EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----                          -----------   --------   -------------------------   ----------------------------
Robert W. Weaver............       0          N/A            54,000/96,000                    $0/$0
W. Clif Lawson..............       0          N/A            18,000/72,000                     0/ 0
Larry J. Goddard............       0          N/A            18,000/72,000                     0/ 0

---------------

(1) As of December 31, 2003, none of the options were "in-the-money" as the exercise price for each of the options exceeded the market value of the common stock underlying the option.

COMPENSATION OF DIRECTORS

     We currently pay our non-employee directors an annual fee of $8,000 per year. In addition, such directors are paid a fee of $1,500 per Board of Directors or committee meeting that they attend in person, and $500 per Board of Directors or committee meeting that they attend by telephone. When a director attends more than one meeting on the same day, the director is generally paid only one meeting fee for the day. We reimburse directors for their expenses in attending such meetings. A director who is also one of our employees, is not additionally compensated for service as a member of the Board of Directors.

     Pursuant to automatic grant provisions under our 1995 Stock Option Plan, on March 2 of each year, each non-employee director is granted an option to purchase 2,000 shares of our common stock at an exercise price equal to the fair market value of our stock on the date of grant. During 2003, options were granted for 2,000 shares of common stock to each of Messrs. Calderone, Conner, Cooke, Manuel Moroun, Matthew Moroun, Sullivan and Wilkins, who are our non-employee directors. The exercise price under these options is $22.68 per share.

     Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation and Stock Option Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                  REPORT OF THE COMPENSATION AND STOCK OPTION
                      COMMITTEE ON EXECUTIVE COMPENSATION

     In accordance with the proxy statement rules of the Securities and Exchange Commission, the Compensation and Stock Option Committee of the Board of the Directors offers the following report regarding compensation policies for our executive officers and Chief Executive Officer with respect to compensation paid to such officers during the last fiscal year.

     During 2003, Messrs. Calderone, Matthew Moroun, Sullivan and Wilkins served as members of the Compensation and Stock Option Committee. Each of them is a non-employee director of PTSI. It is the Committee's responsibility to review and make recommendations to the Board of Directors with respect to compensation of PTSI's officers. In formulating its compensation policies and decisions, the Committee endeavors to provide a competitive compensation package that enables PTSI to attract and retain key executives and to integrate compensation programs with PTSI's annual and long-term business strategies and objectives and focus executive actions on the fulfillment of the objectives.

     PTSI's executive compensation program generally consists of base salary and annual incentive compensation through a cash bonus plan. Stock options are utilized in order to align executives' interests more closely with the interests of stockholders. The amount of such awards, if any, may be determined from time to time by the Compensation and Stock Option Committee or the Board of Directors.

     Robert W. Weaver, PTSI's President and Chief Executive Officer, is presently employed pursuant to a three-year employment agreement that became effective on July 1, 2002. The company has also entered into two and one-half to three-year employment agreements with its two other executive officers, W. Clif Lawson, Executive Vice President and Chief Operating Officer, and Larry J. Goddard, Vice President of Finance, Chief Financial Officer, Secretary and Treasurer. The terms of these agreements are described above under the caption "Employment Agreements."

     The Board of Directors has adopted an Incentive Compensation Plan covering substantially all of our office and shop employees, including executive officers, which allows employees to earn annual bonuses, payable over a three-year period, based on the operating ratio and revenues of the company. The Board of Directors believes this program serves as an incentive to all participating employees (currently approximately 300 employees) to give greater effort on behalf of the company. During 2003, Messrs. Weaver, Lawson and

Goddard accrued bonuses of $29,117, $15,845 and $13,204, respectively, pursuant to the company's Incentive Compensation Plan.

     The Committee believes that the total compensation of the company's executive officers has been competitive within the industry.

     PTSI's future compensation policies will be developed in light of PTSI's profitability and with the goal of rewarding members of management for their contributions to the company's success. It is PTSI's intention that the compensation to be paid to its executive officers will not exceed the present maximum allowable amount for purposes of deductibility set forth in the Internal Revenue Code.

                                          Compensation and Stock Option
                                          Committee

                                          Frederick P. Calderone
                                          Matthew T. Moroun
                                          Daniel C. Sullivan
                                          Charles F. Wilkins

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on our common stock against the cumulative total return of the CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Total Return Index for the Nasdaq Trucking and Transportation Stocks for the period of five years commencing December 31, 1998 and ending December 31, 2003. The graph assumes that the value of the investment in our common stock and each index was $100 on December 31, 1998.

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------
                         1998       1999       2000       2001       2002       2003
--------------------------------------------------------------------------------------
 PTSI                   $100.00    $123.61    $ 89.23    $140.89    $280.11    $237.62
 Nasdaq Stock Market
 U.S.                   $100.00    $185.43    $111.83    $ 88.76    $ 61.37    $ 91.75
 Nasdaq Trucking &
 Transportation
 Stocks                 $100.00    $ 95.31    $ 86.63    $102.43    $104.32    $149.43

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 2, 2004, information concerning ownership of our common stock by our directors and executive officers, both individually and as a group, and by each stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock.

     As of March 2, 2004, there were 11,296,207 shares of our common stock outstanding. Unless otherwise indicated, each person has sole voting and investment power with respect to shares shown as beneficially owned by such person. The number of shares of our common stock beneficially owned by a person includes shares of common stock issuable with respect to options held by the person that are exercisable within 60 days of March 2, 2004. The percentage of our common stock beneficially owned by a person has been calculated as if the person had exercised all such options the person holds and that no other persons exercised any options.

                                                                    SHARES         PERCENT
BENEFICIAL OWNER                                              BENEFICIALLY OWNED   OF CLASS
----------------                                              ------------------   --------
Matthew T. Moroun...........................................      4,462,713(1)       39.5%
Robert W. Weaver............................................        316,428(2)        2.8%
Daniel C. Sullivan..........................................         26,000(3)          *
Charles F. Wilkins..........................................         10,000(3)          *
Frederick P. Calderone......................................         10,000(3)          *
Manuel J. Moroun............................................          4,000(4)          *
Thomas H. Cooke.............................................          4,000(5)          *
Frank L. Conner.............................................          5,000(5)          *
W. Clif Lawson..............................................         84,000(6)          *
Larry J. Goddard............................................         72,313(7)          *
FMR Corp. ..................................................      1,451,785(8)       12.9%
Neil Gagnon.................................................        691,434(9)        6.1%
Lord, Abbett & Co. .........................................        590,952(10)       5.2%
TimesSquare Capital Management, Inc. and Cigna
  Corporation...............................................        739,789(11)       6.5%
Directors and executive officers as a group (10 persons)....      4,994,454(12)      43.5%

---------------

  *  Less than 1%.

 (1) Includes 1,370,713 shares owned directly, 10,000 shares subject to options exercisable within 60 days of March 2, 2004, and 3,092,000 shares held in a trust of which Matthew Moroun is a co-trustee and a beneficiary (the "Moroun Trust"). Norman E. Harned is co-trustee with Matthew Moroun of the Moroun Trust and may therefore be deemed to beneficially own the shares held by the Moroun Trust. The business address of each of Messrs. Moroun and Harned is 12225 Stephens Road, Warren, Michigan 48091.

 (2) Includes 70,000 shares subject to options that are exercisable within 60 days of March 2, 2004.

 (3) Includes 10,000 shares subject to options that are exercisable within 60 days of March 2, 2004.

 (4) Includes 4,000 shares subject to options that are exercisable within 60 days of March 2, 2004. Does not include the 4,462,713 shares shown in the table as being beneficially owned by Manuel Moroun's son, Matthew Moroun.

 (5) Includes 4,000 shares subject to options that are exercisable within 60 days of March 2, 2004.

 (6) Includes 1,500 shares held in a trust of which Mr. Lawson is trustee and his sister is the trust beneficiary, and 1,500 shares held by Mr. Lawson's son. Also includes 30,000 shares subject to options that are exercisable within 60 days of March 2, 2004.

 (7) Includes 30,000 shares subject to options that are exercisable within 60 days of March 2, 2004.

 (8) Based upon a Schedule 13G dated February 16, 2004 filed by FMR Corp. (and related parties) which indicates that as of December 31, 2003, it had the sole power to dispose of 1,451,785 shares, and sole power to vote 181,666 of the shares. The Schedule 13G indicates that 1,129,025 of the shares are held by the Fidelity Low Price Stock Fund, a registered investment company, for which FMR Corp. or one of its subsidiaries acts as investment adviser. We make no representation as to the accuracy or completeness of the information reported. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

 (9) Based upon a Schedule 13G dated February 12, 2004 filed by Neil Gagnon, which indicates that as of December 31, 2003, he had sole power to vote 233,403 of the shares, shared power to vote 130,830 of the shares, sole power to dispose of 222,403 of the shares, and shared power to dispose of 469,031 of the shares. We make no representation as to the accuracy or completeness of the information reported. The address of Neil Gagnon is 1370 Avenue of the Americas, Suite 2002, New York, New York 10019.

(10) Based upon a Schedule 13G dated January 26, 2004 filed by Lord, Abbett & Co which indicates that they have sole power to vote and dispose of the shares. We make no representation as to the accuracy or completeness of information reported. The address of Lord, Abbett & Co. is 90 Hudson Street, Jersey City, New Jersey 07302.

(11) Based upon a Schedule 13G dated February 11, 2004 filed by TimesSquare Capital Management, Inc. and Cigna Corporation which indicates that as of December 31, 2003, they had shared power to dispose of 739,789 shares and shared power to vote 673,289 of the shares. We make no representation as to the accuracy or completeness of the information reported. The address of TimesSquare Capital Management, Inc. is Four Times Square, 25th Floor, New York, NY 10036. The address of Cigna Corporation is One Liberty Place, Philadelphia, Pennsylvania 19192.

(12) Includes 182,000 shares subject to options that are exercisable within 60 days of March 2, 2004.

                         INDEPENDENT PUBLIC ACCOUNTANTS

SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has selected Deloitte & Touche as our principal independent auditors for the year ending December 31, 2004. Representatives of Deloitte & Touche do not plan to attend the annual meeting of stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     The following table shows the fees for professional services of Deloitte & Touche for audit and other services they provided to us for 2003 and 2002.

                                                                2003      2002
                                                              --------   -------
Audit Fees(1)...............................................  $122,381   $94,935
Audit-Related Fees(2).......................................    14,066       900
Tax Fees(3).................................................     7,950       625
All other fees..............................................         0         0

---------------

(1) Includes the aggregate fees billed for professional services rendered by Deloitte & Touche for 2003 and 2002 for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q.

(2) Principally consisted of fees associated with the audit of the financial statements of certain employee benefit plans.

(3) Principally consisted of tax consultation and tax compliance services with respect to Federal and state taxes and certain employee benefit plans.

     The Audit Committee pre-approves audit services and non-audit services that are to be performed for us by our independent auditors. The Audit Committee has delegated authority to its chairman, or if he is unavailable, another member of the Audit Committee, to approve, between meetings of the Audit Committee, permissible non-audit services. Approvals between meetings are required to be reported to the Audit

Committee at its next meeting. In addition to there being engagement letters for audit services, the Audit Committee has determined that there should be an engagement letter for any non-audit services that are to be performed by the independent auditors. For 2003, the Audit Committee approved the performance from time to time of up to $100,000 of the following permitted non-audit services: attestation services relating to the attestation of management's assertion regarding internal controls, employee benefit plan audits, tax services, consultations on accounting and reporting matters, and services reasonably related to any of such services that are not prohibited by law. The authority to approve payment for these non-audit services in an amount aggregating up to $100,000 was delegated by the Audit Committee to each of our Chief Executive Officer, Chief Financial Officer and Controller; with the Audit Committee or Chairman of the Audit Committee to determine payment amounts with the independent auditors if the officers and the independent auditors do not reach an agreement on the amount. For 2003, all of the services described in the table above were pre-approved by the Audit Committee, and the authority delegated to officers was not used. Pre-approval was not required for 2002.

CHANGE OF ACCOUNTANTS

     On July 9, 2002, we dismissed our independent auditors, Arthur Andersen LLP, and on the same date engaged Deloitte & Touche as our independent auditors for the fiscal year ending December 31, 2002. Each of these actions was approved by the Audit Committee of our Board of Directors.

     Arthur Andersen LLP audited our financial statements for the fiscal year ended December 31, 2001 and for the fiscal year ended December 31, 2000. Neither of the audit reports of Arthur Andersen LLP for those years contained any adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits for the fiscal years ended December 31, 2001 and 2000 and for the unaudited interim period ended March 31, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or audit procedure or scope which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in its report.

     Further, prior to the engagement of Deloitte & Touche, neither we nor any of our representatives sought the advice of Deloitte & Touche regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements, which advice was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue.

     In connection with the audit of the fiscal year ended December 31, 2001 and for the unaudited interim period ended March 31, 2002, Arthur Andersen LLP did not advise the company that:

          (i) internal controls necessary for us to develop reliable financial statements did not exist;

          (ii) information had come to its attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management;

          (iii) there existed a need to expand significantly the scope of its audit, or that information had come to its attention that if further investigated might materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that might prevent it from rendering an unqualified audit report on those financial statements).

     We requested that Arthur Andersen LLP furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. We made reasonable efforts to obtain such letter and have not obtained any letter from Arthur Andersen LLP.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain transactions between us and subsidiaries of CenTra, Inc., a corporation controlled by Manuel Moroun, who is a member of our Board of Directors, and his son, Matthew Moroun, who is our largest stockholder, and a member of our Board of Directors, are described above under the caption "Compensation Committee Interlocks and Insider Participation."

             ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

     Additional information concerning us, including our financial statements, is provided in our 2003 Annual Report to Stockholders that accompanies this proxy statement. Our Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, is available to stockholders who make a written request for it to our Secretary, Larry J. Goddard, at our principal executive office, 297 West Henri DeTonti Boulevard, Tontitown, Arkansas 72770. Copies of exhibits filed with that report or referenced in it will be furnished to stockholders of record upon request and payment of our expenses in furnishing such documents.

                             STOCKHOLDER PROPOSALS

     Any proposal to be presented at the 2005 annual meeting of stockholders must be received at our principal executive office not later than December 21, 2004, directed to the attention of the Secretary, for consideration for inclusion in our proxy statement and form of proxy relating to that meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

     In connection with our annual meeting of stockholders to be held in 2005, if we do not receive notice of a matter or proposal to be considered by March 6, 2005, then the persons appointed by the Board of Directors to act as the proxies for such annual meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the annual meeting, if such matter or proposal is properly raised at the annual meeting and put to a vote.

                                 OTHER MATTERS

     We do not know of any matters to be brought before the meeting other than those described in this proxy statement. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Robert W. Weaver

                                          ROBERT W. WEAVER
                                          President and Chief Executive Officer

April 20, 2004

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                    OF P.A.M. TRANSPORTATION SERVICES, INC.

I. PURPOSE

     The Audit Committee is established by the Board of Directors for the primary purpose of assisting the Board in overseeing the accounting and financial reporting process of the Company, the audits of the Company's financial statements, and internal control and audit functions.

     The Audit Committee serves a board level oversight role where it oversees the relationship with the independent auditor, as set forth in this Charter. The Audit Committee should provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditing function, and the Board of Directors.

     The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisers as it deems appropriate to perform its duties and responsibilities.

     The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and to any advisers that the audit committee chooses to engage.

     The Audit Committee will primarily fulfill its responsibilities by carrying out the activities listed in Section III of this Charter. The Audit Committee will report to the Board of Directors periodically regarding the performance of its duties.

II. COMPOSITION AND MEETINGS

  COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an "independent director" for purposes of Audit Committee membership in accordance with the rules of The Nasdaq Stock Market and any other applicable legal or regulatory requirements. Each member of the Audit Committee shall be free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, and have a working familiarity with basic finance and accounting practices.

     The Board shall determine whether at least one member of the Audit Committee qualifies as an "audit committee financial expert" in compliance with the criteria established by the Securities and Exchange Commission ("SEC") and any other applicable regulatory requirement. The existence of such member, including his or her name and whether or not he or she is independent, shall be disclosed in periodic filings as required by the SEC.

  APPOINTMENT AND REMOVAL

     The members of the Audit Committee shall be designated by the Board of Directors annually and shall serve until such member's successor is duly designated or until such member's earlier resignation or removal. Any member of the Audit Committee may be removed, with or without cause, by a majority vote of the Board.

     Unless a chairperson is elected by the full Board, the members of the Audit Committee may designate a chairperson by majority vote of the full Audit Committee membership. The chairperson shall chair the meetings of the Audit Committee that he or she attends, and may set the agenda for the meetings of the Audit Committee.

  MEETINGS

     The Audit Committee shall ordinarily meet at least four times annually, or more frequently as circumstances dictate. Any member of the Audit Committee may call a meeting of the Audit Committee. The Audit Committee shall meet in executive session, absent members of management, at least twice a year, and on such terms and conditions as the Audit Committee may elect. Such executive sessions may be held in conjunction with regular meetings of the Audit Committee. The Audit Committee should meet periodically with management, the director of the internal auditing function and the independent auditor in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

III. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

  DOCUMENTS, REPORTS, AND ACCOUNTING INFORMATION REVIEW

     1. Review this Charter at least annually and recommend to the Board of Directors any changes to this Charter that the Audit Committee considers necessary or appropriate.

     2. Review and discuss with management the Company's annual financial statements, quarterly financial statements, and internal controls reports (or summaries of the reports). Review relevant reports rendered by the independent auditor (or summaries of the reports).

     3. Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Review with financial management and the independent auditor each Quarterly Report on Form 10-Q prior to its filing.

     4. Review, or have a member of the Audit Committee review, earnings press releases with management, including review of "pro-forma" or "adjusted" non-GAAP information.

  INDEPENDENT AUDITOR

     5. Have the authority and direct responsibility to select, evaluate, determine compensation of, and where appropriate, replace the independent auditor. The independent auditor shall report directly to the Audit Committee. The Audit Committee shall review the performance of the independent auditor at least annually and make determinations regarding the appointment or termination of the independent auditor. The Audit Committee shall oversee the resolution of disagreements between management and the independent auditor in the event that they arise.

     6. Review with the independent auditor any problems or difficulties that the independent auditor brings to the attention of the Audit Committee, and management's response. Review the independent auditor's attestation and report on management's internal control report for periods that such attestation or report are required. Hold discussions at which the independent auditor may discuss with the Audit Committee the following:

     - all critical accounting policies and practices;

     - all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

     - other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and

     - an analysis of the auditor's judgment as to the quality of the Company's accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

     7. At least annually, obtain and review a report by the independent auditor describing:

     - the firm's internal quality control procedures;

     - any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

     - all relationships between the independent auditor and the Company to assess the auditor's independence.

     8. Review and preapprove both audit and nonaudit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Audit Committee with any such preapproval reported to the Audit Committee at its next regularly scheduled meeting. To the extent required by the rules of The Nasdaq Stock Market or any other applicable legal or regulatory requirements, approval of nonaudit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934. On an annual basis, review and discuss with the independent auditor all significant relationships the auditor has the with the Company to determine the auditor's independence. The Audit Committee shall consider whether the auditor's performance of permissible nonaudit services is compatible with the auditor's independence.

  RELATED PARTY TRANSACTIONS AND COMPLAINT PROCEDURES

     9. Review and approve related party transactions to the extent required by applicable rules of The Nasdaq Stock Market.

     10. Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters.

     11. Establish and maintain procedures for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

  INTERNAL AUDIT

     12. Review and advise on the selection and removal of the internal audit manager.

     13. Review activities and qualifications of the internal audit function.

  ETHICAL COMPLIANCE

     14. Establish, review and update as the Audit Committee deems necessary or appropriate a code of ethics for the principal executive officer and senior financial personnel of the Company in accordance with applicable law, rules and regulations.

  OTHER RESPONSIBILITIES

     15. Prepare the report of the Audit Committee that the SEC requires be included in the Company's annual proxy statement.

     16. Annually, perform a self-assessment relative to the Audit Committee's purpose, duties and responsibilities.

As approved by the Board of Directors on 3/12/04

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                      P.A.M. TRANSPORTATION SERVICES, INC.

    The undersigned stockholder(s) of P.A.M. Transportation Services, Inc., a Delaware corporation, hereby appoints Robert W. Weaver and Larry J. Goddard, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of P.A.M. Transportation Services, Inc. to be held on Thursday, May 20, 2004, and at any or all adjournments or postponements of the meeting, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

    (1) To elect eight directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified:

[ ]         FOR all nominees listed            [ ]         WITHHOLD AUTHORITY to
            below (except as                               vote for all nominees
            otherwise indicated
            below)

  Frederick P. Calderone; Frank L. Conner; Thomas H. Cooke; Manuel J. Moroun; Matthew T. Moroun; Daniel C. Sullivan; Robert W. Weaver; and Charles F. Wilkins

 IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE
                         THE NAME(S) ON THE LINE BELOW:


--------------------------------------------------------------------------------

    (2) In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement of the meeting.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This proxy, when properly executed, will be voted in accordance with directions given by the undersigned stockholder(s). If no direction is made, it will be voted FOR the election of the nominees for director named above, and as the proxies deem advisable on such other matters as may come before the meeting.

                                    Dated:                          ,2004
                                            ---------------------

                                    --------------------------------------------
                                    Signature

                                    --------------------------------------------
                                    Signature

                                    This Proxy should be marked, dated,
                                    and signed by the stockholder(s)
                                    exactly as his or her name appears
                                    hereon, and returned promptly in the
                                    enclosed envelope. Persons signing in
                                    a fiduciary capacity should so
                                    indicate. If shares are held by joint
                                    tenants or as community property, both
                                    should sign.
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